Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The J. M. Smucker Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, without par value (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Serial Preferred Shares, without par value (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Units (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Any registered securities may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. In addition, the securities may be sold in either primary or secondary offerings. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units.

(2)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An indeterminate amount of securities to be offered at indeterminate prices from time to time is being registered pursuant to this Registration Statement.